UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 23, 2013, GlaxoSmithKline (GSK) issued a press release announcing that the first of four Phase III studies, the SHIELD-1 study, investigating vercirnon - an investigational CCR9 antagonist - in adult patients with moderate-to-severe Crohn’s disease did not achieve the primary endpoint of improvement in clinical response and the key secondary endpoint of clinical remission. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Item 8.01	Other Events

On August 23, 2013, GSK announced that the first of four Phase III studies, the SHIELD-1 study, investigating vercirnon - an investigational CCR9 antagonist - in adult patients with moderate-to-severe Crohn’s disease did not achieve the primary endpoint of improvement in clinical response and the key secondary endpoint of clinical remission. The rates of serious adverse events and withdrawals due to adverse events were similar among the treatment groups, including the placebo group, with a trend in dose-dependent increases in overall adverse event rates. GSK has indicated that it intends to continue to explore the safety and efficacy results to inform decisions about the clinical development program for vercirnon. New recruitment and dosing in the ongoing clinical program has been suspended pending further review of the SHIELD-1 results.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: August 23, 2013

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 23, 2013